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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2003

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

        Today Regal Cinemas Corporation and Regal Cinemas, Inc., wholly owned subsidiaries of Regal Entertainment Group (the "Company"), consummated an amendment and restatement of their existing credit facility. The amended and restated credit facility provides for an additional term loan of $315 million, which will be used to partially fund a previously announced extraordinary dividend to the stockholders of the Company subject to board approval. Regal also intends to use a portion of the proceeds from its recently completed offering of $240 million aggregate principal amount of convertible senior notes due 2008 and cash on hand to fund the extraordinary dividend. In connection with the convertible note offering transactions, Anschutz Company, OCM Principal Opportunities Fund II, L.P. and GSCP Recovery, Inc., entered into lock-up agreements restricting their right to sell or otherwise dispose of any shares of the Company's common stock for a period of 90 days until August 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: June 6, 2003	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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  Item 5. Other Events and Required FD Disclosure.
SIGNATURES